Exhibit 10.28

AMENDMENT NO. 1

TO ZIX CORPORATION STOCK OPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of January 18, 2016, between Richard Spurr (the “Optionee”) and Zix Corporation, a Texas corporation (the “Company”).  Reference is made to that certain Zix Corporation Stock Option Agreement, dated as of January 9, 2008, between the Optionee and the Company (the “Option Agreement”).

1. Amendment.

(a) The first sentence of Section 4 of the Option Agreement is hereby deleted and replaced with the following:

“In the event the Optionee ceases to be an employee of either the Company or a Subsidiary of the Company due to death, Retirement, Resignation, Disability or termination by the Company for any reason other than “cause” (such five events each being a “Qualified Termination”), this Option may be exercised by the Optionee or his or her estate, personal representative or beneficiary with respect to all options that are vested as of the day of such employment termination (including without limitation, those that vest pursuant to the second sentence of subparagraph 3.a), until the later of (i) at any time within the one-year period commencing on the day next following such employment termination in the case of any Qualified Termination and (ii) at any time until the first anniversary of the date that the Optionee ceases to be a member of the Board (or in any such case in (i) or (ii) above, if shorter, only for the remaining stated term of this Option).”

(b) The following sentence is hereby inserted at the end of the first paragraph in Section 4 of the Option Agreement:

“If the Optionee’s directorship is terminated by a vote of the shareholders or directors for “cause”, this Option shall automatically expire simultaneously with such termination.”

2. Governing Law. This Amendment is governed by and will be construed, interpreted and enforced in accordance with, the laws of the State of Texas (excluding its conflict of law rules) and applicable federal law.

3. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

4. No Other Changes. Other than as provided in this Amendment, the Option Agreement is and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below, to be effective as of the latest date set forth below.

ZIX CORPORATION

By:	/s/ Justin Ferguson
Justin Ferguson,
Vice President and General Counsel

Date:	January 18, 2016

/s/ Richard Spurr
Richard Spurr

Date:	1/18/2016